UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2024

Meta Materials Inc.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-36247	74-3237581
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Highfield Park Dr
Dartmouth, Nova Scotia, Canada		B3A 4R9
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 902 482-5729

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MMAT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As previously disclosed in the Current Report on Form 8-K filed by Meta Materials Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on July 5, 2024, Nanotech Security Corp. (“NSC”), a wholly-owned subsidiary of 1315115 BC Inc., which is a wholly subsidiary of the Company, entered into an Asset Purchase Agreement dated July 3, 2024 (the “Purchase Agreement”) with Authentix, Inc., a Delaware corporation (“Authentix”), and Authentix Canada Solutions, Inc., a corporation formed under the laws of British Columbia, Canada (together with Authentix, “Buyer”), pursuant to which Buyer agreed to (i) purchase substantially all of the assets owned by NSC and used in the operation of the Company’s authentication business (the “Authentication Business”) and (ii) assume certain liabilities of the Authentication Business.

On July 16, 2024, NSC completed the transactions contemplated by the Purchase Agreement (the “Transaction”), and Buyer paid in cash an aggregate of $10 million for the Authentication Business (the “Purchase Price”), which included $4 million of prior deposits paid by Buyer which were applied to the Purchase Price. In addition, $3 million of the Purchase Price is being held in escrow to satisfy certain post-closing matters. Additionally, on July 16, 2024, in connection with the Transaction, all 5 remaining employees of the Authentication Business were terminated by the Company and paid severance under their employment agreements. Such employees received employment offers from Authentix.

The foregoing summary of the Transaction does not purport to be complete, and is subject to and qualified in its entirety by reference to the full text of the Purchase Agreement, which was previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 5, 2024, and is incorporated herein by reference.

Even with the closing of the Transaction, the Company continues to face financial hardship and there remains significant concern that the Company will be able to continue operations. The Board and the Company management continue to consider viable strategic alternatives and to work with its advisors to sell assets and secure additional financing to generate liquidity, however, expectations for success are low, which could lead to a potential winddown and bankruptcy filing of the Company.

Item 8.01.	Other Events.

On July 12, 2024, Metamaterial Inc. (“MMI”), an immaterial subsidiary of the Company, made a voluntary assignment for the general benefit of creditors pursuant to the Bankruptcy and Insolvency Act (Canada) in the District Court of Ontario. Grant Thornton Limited was appointed as trustee in the bankruptcy for the benefit of the creditors of MMI. The operations and assets of MMI consisted primarily of a leased facility located at 60 Highfield Park, Dartmouth, Nova Scotia B3A 4R9.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1#

Asset Purchase Agreement, dated July 3, 2024, among Nanotech Security Corp., Authentix, Inc. and Authentix Canada Solutions, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of the Company filed with the SEC on July 5, 2024).

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

# Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to supplementally furnish copies of any omitted schedules and exhibits to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

META MATERIALS INC.

Date:	July 16, 2024	By:	/s/ Uzi Sasson
Uzi Sasson President and Chief Executive Officer